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                    [WILSON, McCALL & ASSOCIATES LLP LETTERHEAD]





                                    May 28, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the section entitled Change in Accountants in Amendment
No. 2 to Registration Statement of Form S-1 of bebe stores, inc. (formerly Babe, Inc., the "Company") to be filed with the Securities and Exchange Commission on or about May 29, 1998 and concur with the statements contained therein. In particular, we agree with the statement that there were no disagreements with the Company through the date of our dismissal, May 6, 1996, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to our satisfaction, would have caused us to make reference to the matter in our report.

                                   Very truly yours,

                                   WILSON, McCALL & ASSOCIATES LLP
                                   Formerly WILSON, McCALL & DAORO

                                   /s/ Daniel R. McCall

                                   Daniel R. McCall

DRM/pa